Filed pursuant to Rule 433(d) - Registration Statement No. 333-132108

  Nomura Asset Acceptance Corporation
  Alternative Loan Trust, Series 2006-AF2
  Issuing Entity

Mortgage Pass-Through Certificates,
Series 2006-AF2

$361 Million (+/- 10%)
(Approximate)

Group I Certificates
(Fixed Rate Mortgage Pool)

Free Writing Prospectus Supplement
July 18, 2006

  Nomura Asset Acceptance Corporation
Depositor

Commission File Number: 333-132108

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Nomura account representative for another copy. This Free Writing Prospectus Supplement supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus Supplement. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus supplement is preliminary and is subject to completion or change.

The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus supplement relating to these securities.

The asset-backed securities referred to in this free writing prospectus supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Group I Mortgage Loans (defined below) (the “Group I Statistical Pool”) expected to be included in the trust along with other Group I Mortgage Loans on the Closing Date (defined below). In addition, certain Group I Mortgage Loans contained in the Group I Statistical Pool may be deleted from the pool of Group I Mortgage Loans delivered to the trust on the Closing Date (the “Group I Final Pool”). The Group I Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Group I Statistical Pool will be larger than the Group I Final Pool, and the aggregate principal balances of the Group I Mortgage Loans in the Group I Final Pool will be reduced from the Group I Statistical Pool as described in this Free Writing Prospectus Supplement. Although Nomura Securities International, Inc. and Greenwich Capital Markets, Inc. believe the information with respect to the Group I Statistical Pool will be representative of the Group I Final Pool (except with respect to aggregate principal balance of the Group I Mortgage Loans, as described above), the collateral characteristics of the Group I Final Pool may nonetheless vary from the collateral characteristics of the Group I Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Structural Summary

Structure Overview
Class	Initial Principal Balance ($) (1)	Expected Rating (Moody's/S&P) (2)	Coupon Type	Day Count	WAL (years) (3)(4)	Principal Window (months) (3)(4)	Legal Final Maturity
I-A-1	158,710,000	Aaa/AAA	Floating (5)	Actual/360	1.00	1-25	July 2036
I-A-2	23,717,000	Aaa/AAA	Fixed (6)	30/360	2.25	25-30	July 2036
I-A-3	46,298,000	Aaa/AAA	Fixed (6)	30/360	3.00	30-45	July 2036
I-A-4	51,173,000	Aaa/AAA	Fixed (6)	30/360	5.00	45-83	July 2036
I-A-5	27,305,000	Aaa/AAA	Fixed (6)	30/360	7.93	83-96	July 2036
I-A-6	28,000,000	Aaa/AAA	Fixed (6)	30/360	6.34	38-96	July 2036
I-M-1	10,185,000	Aa2/AA	Fixed (6)	30/360	5.30	37-96	July 2036
I-M-2	8,548,000	A2/A+	Fixed (6)	30/360	5.29	37-96	July 2036
I-M-3	7,094,000	Baa2/BBB+	Fixed (6)	30/360	5.29	37-96	July 2036
Total	361,030,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Group I Final Pool, excess spread and other structural attributes.

(3)	Run to the 10% optional termination.

(4)
Run at 100% PPC which assumes: the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") equal to 10% in the first month of the life of such pool, such rate increasing by approximately an additional 1.36% CPR (15%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

(5)
The pass-through rate for the Class I-A-1 Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus an applicable margin and (ii) the applicable Net WAC Pass-Through Rate.

(6)	Subject to a cap as described herein (see “Net WAC Pass-Through Rate” herein) and a step-up if applicable as described herein (see “Coupon Step-up” herein).

Transaction Overview

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2006-AF2, Mortgage Pass-Through Certificates, Series 2006-AF2

Cut-off Date:	July 1, 2006

Closing Date:	On or about July 28, 2006

Investor Settlement Date:	On or about July 28, 2006

Depositor:	Nomura Asset Acceptance Corporation

Underwriters:	Nomura Securities International, Inc. and Greenwich Capital Markets, Inc.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Servicers:
With respect to approximately 0.14% of the Group I Mortgage Loans, Wells Fargo Bank, N.A. (“Wells Fargo”). Initially, GMAC Mortgage Corporation (“GMACM”) will service the remainder of the Group I Mortgage Loans, or approximately 99.86%. The Sponsor will retain the right to appoint a successor servicer to GMACM meeting parameters more fully described in the free writing prospectus accompanying this Free Writing Prospectus Supplement.

Special Servicer:	The Sponsor and/or its assignee will reserve the right to appoint a special servicer with respect to the Group I Mortgage Loans serviced by GMACM.

Originators:
The principal originator of the Group I Mortgage Loans is American Home Mortgage, Inc., with respect to approximately 37.13% of the Group I Mortgage Loans. The remainder of the Group I Mortgage Loans were originated by various originators, none of which originated 10% or more of the Group I Mortgage Loans.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Group I Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in August 2006, or if such day is not a business day, then the following business day.

Record Date:
For each class of Offered Certificates (other than the Class I-A-1 Certificates) and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the Class I-A-1 Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

Last Scheduled Distribution Date:
The Distribution Date in July 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Certificate Designations:
Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates (collectively, the “Senior Certificates”);
Class I-M-1, Class I-M-2 and Class I-M-3 Certificates (collectively, the “Mezzanine Certificates”);
The Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).
The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Group I Mortgage Loans will be used exclusively for distributions on the Group I Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group I Certificates. The optional termination related to the Group I Mortgage Loans (and the Group I Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:
The Class I-P, Class I-X and Class I-R Certificates (together with the Offered Certificates the “Group I Certificates”) will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) in the trust fund and thereby effect early retirement of the Group I Certificates if on such Distribution Date the aggregate stated principal balance of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the trust (exclusive of certain shortfall payments).

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus Supplement. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	Senior/subordination; excess spread and overcollateralization.

Summary of Terms

All numerical information contained in this Free Writing Prospectus Supplement is subject to a permitted variance of +/- 10%.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:
For any Group I Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Fee Rates.

Fee Rates:
The Fee Rates payable to the Servicers, the Credit Risk Manager, and, where applicable, the premium payable in connection with any lender paid primary mortgage insurance, which aggregate to a weighted average per annum rate of approximately 0.258% payable monthly.

Interest Accrual Period:
Interest on the Offered Certificates (other than the Class I-A-1 Certificates) will accrue during the calendar month preceding the related Distribution Date. The Interest Accrual Period for the Class I-A-1 Certificates will be (a) as to the Distribution Date in August 2006, the period commencing on the Closing Date and ending on the day preceding such Distribution Date, and (b) as to any Distribution Date after the Distribution Date in August 2006, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest will be calculated on a 30/360 basis for all classes of Group I Certificates other than the Class I-A-1 Certificates, which shall accrue interest on an actual/360 basis.

Interest Distribution Amount:
For any class of Group I Certificates, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance or Notional Amount, as applicable, of that class immediately prior to such Distribution Date at the applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003 or similar state and local laws.

Interest Carry Forward Amount:
For any class of Group I Certificates on any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date.

Senior Interest Distribution Amount:
For the Senior Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Compensating Interest:
With respect to each Distribution Date, each Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans serviced by such Servicer. With respect to any Distribution Date and GMACM, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Group I Mortgage Loans serviced by it for such Distribution Date and (b) one half of the aggregate servicing fee due GMACM on the Group I Mortgage Loans for such Distribution Date. With respect to any Distribution Date and Wells Fargo, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Group I Mortgage Loans serviced by Wells Fargo for such Distribution Date and (b) the aggregate servicing fee due Wells Fargo on the Group I Mortgage Loans serviced by it for such Distribution Date. If the related Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing compensation payable to the Master Servicer for the related Distribution Date.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Group I Mortgage Loans.

Principal Funds:
With respect to any Distribution Date and the Group I Mortgage Loans, an amount generally equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the servicer remittance date, (ii) principal prepayments, exclusive of any prepayment charges, collected during the related Prepayment Period, (iii) the stated principal balance of each Group I Mortgage Loan repurchased by the Sponsor or the related Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Group I Mortgage Loan is less than the aggregate unpaid principal balance of any deleted Group I Mortgage Loan delivered by the Sponsor or the related Servicer in connection with a substitution of a Group I Mortgage Loan, (v) all liquidation proceeds and subsequent recoveries collected during the related Prepayment Period, to the extent such liquidation proceeds and subsequent recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (vi) the principal portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon the exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee or the Custodian as provided in the pooling and servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

Interest Remittance Amount:
With respect to any Distribution Date and the Group I Mortgage Loans, that portion of the Available Distribution Amount for such Distribution Date generally equal to the sum, without duplication, of (i) all scheduled interest on each Group I Mortgage Loan (adjusted to the Net Mortgage Rate) received during the related Due Period, (ii) all advances relating to interest made by the Servicers or Master Servicer for such Distribution Date, (iii) all Compensating Interest for that Distribution Date paid by the Servicers or the Master Servicer, (iv) liquidation proceeds and subsequent recoveries, to the extent such liquidation proceeds and subsequent recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, (v) the interest portion of proceeds of the repurchase of any Group I Mortgage Loans remitted to the Securities Administrator for that Distribution Date, and (vi) the interest portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager.

Realized Losses:
Shall mean (a) for any defaulted Group I Mortgage Loan, the excess of the stated principal balance of such defaulted Group I Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Group I Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the stated principal balance of such Group I Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group I Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group I Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group I Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Group I Mortgage Loan, the amount of the Realized Loss with respect to that Group I Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date.

Debt Service Reduction:
Means a reduction in the amount of the monthly payment due on a Group I Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation:
With respect to any Group I Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group I Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Monthly Servicer Advances:
Each Servicer will be obligated to make advances of delinquent monthly principal and interest payments with respect to the Group I Mortgage Loans serviced by such Servicer, but only to the extent such amounts are deemed recoverable by the related Servicer. In the event a Servicer fails to make a required advance the Master Servicer will be required to do so subject to its determination of recoverability.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Senior Certificates and the Interest Distribution Amount payable to the Mezzanine Certificates and (B) the Principal Funds payable to the Offered Certificates for that Distribution Date.

Credit Enhancement:
Subordination
The Senior Certificates will have a payment priority over the Mezzanine Certificates. Among the classes of Mezzanine Certificates, each class of Mezzanine Certificates with a lower numerical designation will have a payment priority over each class of Mezzanine Certificates with a higher numerical designation.
Excess Spread and Overcollateralization
The Group I Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because the weighted average Net Mortgage Rate of the Group I Mortgage Loans will be higher than the weighted average pass-through rate on the Offered Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of Group I Mortgage Loans that is larger than the aggregate certificate principal balance of the Offered Certificates. Interest payments received in respect of the Group I Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates and related trust expenses will be used to reduce the total certificate principal balance of the Senior Certificates and the Mezzanine Certificates until a level of overcollateralization equaling approximately 2.05% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date has been achieved. The Overcollateralization Amount will provide credit support to the Offered Certificates.
As of the Closing Date, the initial Overcollateralization Amount will be approximately 0.75% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Allocation of Losses:
Any Realized Losses on the Group I Mortgage Loans will be allocated on any Distribution Date in the following order of priority:
1. To Net Monthly Excess Cashflow;
2. To the Overcollateralization Amount, until reduced to zero;
3. To the Class I-M-3 Certificates, until reduced to zero;
4. To the Class I-M-2 Certificates, until reduced to zero; and
5. To the Class I-M-1 Certificates, until reduced to zero.
There will be no allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Group I Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.
Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, such allocated amounts will not be reinstated thereafter and no amounts will be distributed with respect to those written down amounts (even if Net Monthly Excess Cashflow and/or the Overcollateralization Amount are greater than zero on any subsequent Distribution Date).

Required Overcollateralization Amount:

Overcollateralization refers to the amount by which the aggregate principal balance of the Group I Mortgage Loans exceeds the aggregate certificate principal balance of the Senior Certificates and the Mezzanine Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the holders of the Offered Certificates against shortfalls in payments on the Offered Certificates.
Prior to the Stepdown Date, the Required Overcollateralization Amount will be approximately 2.05% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.  After the Stepdown Date and so long as a Trigger Event is not in effect, the greater of (i) approximately 4.10% of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.
If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow, if available, will be applied first to pay principal on the Senior Certificates then to pay principal on the Mezzanine Certificates until the Overcollateralization Amount equals the Required Overcollateralization Amount.

Required Overcollateralization Percentage:
With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period).

Overcollateralization Increase Amount:	With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in August 2009, and (y) the first Distribution Date on which the Credit Enhancement Percentage (“Credit Enhancement Percentage” or also referred to as “CE %”) of the Senior Certificates (calculated for this purpose only after taking into account the receipt of principal on the Group I Mortgage Loans, but prior to any distribution of principal to the holders of the Group I Certificates) is greater than or equal to approximately 18.30%.

Class I-A-1 Cap Agreement:

The Class I-A-1 Certificates will have the benefit of an interest rate cap agreement (the “Class I-A-1 Cap Agreement”) provided by the Class I-A-1 Cap Provider. Pursuant to the Class I-A-1 Cap Agreement, the Class I-A-1 Cap Provider will pay the Securities Administrator for the benefit of the Class I-A-1 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the lesser of (a) the Class I-A-1 scheduled notional amount for the related Distribution Date and (b) the certificate principal balance of the Class I-A-1 Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Class I-A-1 Cap Provider:
A cap provider having, to the extent that it is rated by each of the following rating agencies, (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least Aa3 by Moody’s, or if the cap provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 by Moody’s.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

Class	(S&P/Moody’s)	Initial CE % (approx.)
A*	AAA / Aaa	7.85%
I-M-1	AA / Aa2	5.05%
I-M-2	A / A2	2.70%
I-M-3	BBB+ / Baa2	0.75%

*Refers to the Senior Certificates collectively.
Net WAC Pass-Through Rate:
With respect to each Distribution Date, a per annum rate (adjusted in the case of the Class I-A-1 Certificates for the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate Carryover Amount:
On any Distribution Date, the “Net WAC Rate Carryover Amount” for any class of Offered Certificates will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of available funds.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of the Interest Remittance Amount for that Distribution Date and the Principal Funds for that Distribution Date.

Class I-A-6 Lockout Distribution Amount:
For any Distribution Date, the Class I-A-6 Lockout Distribution Percentage for such Distribution Date multiplied by the product of (A) a fraction, the numerator of which is the certificate principal balance of the Class I-A-6 Certificates and the denominator of which is the aggregate certificate principal balance of all the Senior Certificates, in each case immediately prior to such Distribution Date, and (B) the Senior Principal Distribution Amount for such Distribution Date.

Class I-A-6 Lockout Distribution Percentage:	The Class I-A-6 Lockout Distribution Percentage is assigned as follows:

Distribution Date Occurring in	Percentage
August 2006 to July 2009	0%
August 2009 to July 2011	45%
August 2011 to July 2012	80%
August 2012 to July 2013	100%
August 2013 and thereafter	300%

Principal Distribution Amount:
For any Distribution Date, an amount generally equal to the aggregate amount of the principal portion of all scheduled payments on the Group I Mortgage Loans due during the related Due Period (whether or not received prior to the Determination Date), all unscheduled payments of principal received during the related Prepayment Period, insurance proceeds, liquidation proceeds, and any principal amounts related to the repurchase of any Group I Mortgage Loans, that are received during the related Prepayment Period, in each case net of amounts reimbursable to the Trustee, the Servicers, and the Master Servicer plus the Overcollateralization Increase Amount, if any, or minus the Overcollateralization Reduction Amount, if any. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate certificate principal balance of the Offered Certificates.

Senior Principal Distribution Amount:
With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
• the Principal Distribution Amount for that Distribution Date; and
• the excess, if any, of (A) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of (A) approximately 14.20% and (B) the Required Overcollateralization Percentage.
The Senior Principal Distribution Amount will generally be distributed to the holders of the Senior Certificates in the following order of priority:
1.   To the Class I-A-6 Certificates, the Class I-A-6 Lockout Distribution Amount for that Distribution Date, until the certificate principal balance thereof is reduced to zero; and
2.    To the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, sequentially, in that order until the certificate principal balance of each such class is reduced to zero.

Class I-M-1 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates on such Distribution Date.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount and (ii) the excess (if any) of (x) the certificate principal balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 8.60% and (B) the Required Overcollateralization Percentage.

Class I-M-2 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates and the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, in each case on such Distribution Date.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount and, (ii) the excess (if any) of (x) the certificate principal balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date), (2) the certificate principal balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Distribution Date) and (3) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) multiplied by the sum of (A) approximately 3.90% and (B) the Required Overcollateralization Percentage.

Class I-M-3 Principal Distribution Amount:

With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates, and the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates in each case on such Distribution Date.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), an amount equal to the lesser of (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount and, (ii) the excess (if any) of (x) the certificate principal balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the positive difference between (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of (1) the aggregate certificate principal balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date), (2) the certificate principal balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (3) the certificate principal balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount for such Distribution Date) and (4) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) multiplied by the Required Overcollateralization Percentage.

Coupon Step-up:
On each Distribution Date following the first possible date on which the Optional Termination with respect to the Group I Mortgage Loans may be exercised, the pass-through rates on the Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates will increase by 0.50% per annum, subject to the Net WAC Pass-Through Rate.

Trigger Event:
A Trigger Event is in effect if either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (i) the aggregate stated principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Group I Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”)) by (ii) the aggregate stated principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 35.70% of the Credit Enhancement Percentage of the Senior Certificates for the prior Distribution Date.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses on the Group I Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
August 2009 to July 2010	0.95%
August 2010 to July 2011	1.65%
August 2011 to July 2012	2.40%
August 2012 to July 2013	2.80%
August 2013 and thereafter	2.85%

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Senior Certificates, pro rata, including any Interest Carry Forward Amount from a prior Distribution Date.
2.  From the Interest Remittance Amount remaining after payments pursuant to clause (1) above, to pay interest to the Mezzanine Certificates sequentially excluding any Interest Carry Forward Amount from a prior Distribution Date.
3.  From the Principal Distribution Amount, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described in “Senior Principal Distribution Amount”, until the certificate principal balance of each such class has been reduced to zero.
4.  From the Principal Distribution Amount remaining after payments of principal to the Senior Certificates to pay principal to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in the amounts specified under “Class I-M-1 Principal Distribution Amount”, “Class I-M-2 Principal Distribution Amount” and “Class I-M-3 Principal Distribution Amount”.
5.  From Net Monthly Excess Cashflow, if any, to the Group I Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount.
6.  From Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From Net Monthly Excess Cashflow, if any, to pay the applicable Net WAC Rate Carryover Amount on the Senior Certificates, on a pro rata basis, and then to the Mezzanine Certificates, on a sequential basis.
8.  To pay any remaining amount to the non-offered certificates in accordance with the pooling and servicing agreement.

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
A1 (@ par)	Yield	5.66	5.66	5.66	5.66	5.66	5.66	5.66
	WAL	3.71	1.92	1.31	1.00	0.81	0.69	0.52
	Mod Durn	3.18	1.77	1.24	0.96	0.78	0.66	0.51
	Principal Window	Aug06 - Apr15	Aug06 - Sep10	Aug06 - Apr09	Aug06 - Aug08	Aug06 - Mar08	Aug06 - Nov07	Aug06 - Jul07
	Principal # Months	105	50	33	25	20	16	12

A2 (@ par)	Yield	6.11	6.06	6.01	5.96	5.92	5.87	5.76
	WAL	9.86	4.64	3.03	2.25	1.78	1.46	1.07
	Mod Durn	7.21	3.93	2.69	2.05	1.64	1.36	1.01
	Principal Window	Apr15 - Jul17	Sep10 - Sep11	Apr09 - Nov09	Aug08 - Jan09	Mar08 - Jun08	Nov07 - Feb08	Jul07 - Sep07
	Principal # Months	28	13	8	6	4	4	3

A3 (@ par)	Yield	6.27	6.24	6.20	6.16	6.12	6.08	5.99
	WAL	13.48	6.70	4.20	3.00	2.30	1.88	1.35
	Mod Durn	8.85	5.31	3.59	2.66	2.08	1.72	1.26
	Principal Window	Jul17 - Sep22	Sep11 - Jun15	Nov09 - Oct11	Jan09 - Apr10	Jun08 - Mar09	Feb08 - Sep08	Sep07 - Feb08
	Principal # Months	63	46	24	16	10	8	6

A4 (@ par)	Yield	6.44	6.43	6.41	6.38	6.35	6.31	6.23
	WAL	19.71	12.01	7.53	5.00	3.65	2.69	1.87
	Mod Durn	10.87	8.10	5.75	4.14	3.15	2.40	1.71
	Principal Window	Sep22 - Dec29	Jun15 - Jan22	Oct11 - Apr17	Apr10 - Jun13	Mar09 - Jun11	Sep08 - Apr10	Feb08 - Oct08
	Principal # Months	88	80	67	39	28	20	9

A5 (@ par)	Yield	6.60	6.59	6.58	6.57	6.55	6.52	6.44
	WAL	23.41	15.49	10.74	7.93	5.91	4.55	2.47
	Mod Durn	11.66	9.47	7.50	6.01	4.76	3.82	2.21
	Principal Window	Dec29 - Dec29	Jan22 - Jan22	Apr17 - Apr17	Jun13 - Jul14	Jun11 - Oct12	Apr10 - Jul11	Oct08 - Apr09
	Principal # Months	1	1	1	14	17	16	7

A6 (@ par)	Yield	6.22	6.21	6.21	6.20	6.19	6.18	6.14
	WAL	9.53	7.87	6.97	6.34	5.56	4.79	3.25
	Mod Durn	6.80	5.94	5.43	5.06	4.56	4.03	2.86
	Principal Window	Aug09 - Dec29	Aug09 - Jan22	Aug09 - Apr17	Sep09 - Jul14	Nov09 - Oct12	Jan10 - Jul11	Apr09 - Jan10
	Principal # Months	245	150	93	59	36	19	10

M1 (@ par)	Yield	6.49	6.48	6.46	6.44	6.42	6.41	6.40
	WAL	17.15	10.44	7.09	5.30	4.37	3.90	3.49
	Mod Durn	9.87	7.19	5.41	4.29	3.67	3.34	3.04
	Principal Window	Apr16 - Dec29	Sep11 - Jan22	Dec09 - Apr17	Aug09 - Jul14	Oct09 - Oct12	Nov09 - Jul11	Jan10 - Jan10
	Principal # Months	165	125	89	60	37	21	1

M2 (@ par)	Yield	6.74	6.73	6.71	6.69	6.67	6.65	6.64
	WAL	17.15	10.44	7.09	5.29	4.33	3.82	3.48
	Mod Durn	9.69	7.09	5.36	4.25	3.62	3.26	3.01
	Principal Window	Apr16 - Dec29	Sep11 - Jan22	Dec09 - Apr17	Aug09 - Jul14	Sep09 - Oct12	Oct09 - Jul11	Dec09 - Jan10
	Principal # Months	165	125	89	60	38	22	2

M3 (@ par)	Yield	6.74	6.73	6.71	6.69	6.67	6.65	6.64
	WAL	17.15	10.44	7.09	5.29	4.31	3.76	3.34
	Mod Durn	9.69	7.09	5.35	4.25	3.60	3.21	2.91
	Principal Window	Apr16 - Dec29	Sep11 - Jan22	Dec09 - Apr17	Aug09 - Jul14	Aug09 - Oct12	Sep09 - Jul11	Oct09 - Jan10
	Principal # Months	165	125	89	60	39	23	4

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
A1 (@ par)	Yield	5.66	5.66	5.66	5.66	5.66	5.66	5.66
	WAL	3.71	1.92	1.31	1.00	0.81	0.69	0.52
	Mod Durn	3.18	1.77	1.24	0.96	0.78	0.66	0.51
	Principal Window	Aug06 - Apr15	Aug06 - Sep10	Aug06 - Apr09	Aug06 - Aug08	Aug06 - Mar08	Aug06 - Nov07	Aug06 - Jul07
	Principal # Months	105	50	33	25	20	16	12

A2 (@ par)	Yield	6.11	6.06	6.01	5.96	5.92	5.87	5.76
	WAL	9.86	4.64	3.03	2.25	1.78	1.46	1.07
	Mod Durn	7.21	3.93	2.69	2.05	1.64	1.36	1.01
	Principal Window	Apr15 - Jul17	Sep10 - Sep11	Apr09 - Nov09	Aug08 - Jan09	Mar08 - Jun08	Nov07 - Feb08	Jul07 - Sep07
	Principal # Months	28	13	8	6	4	4	3

A3 (@ par)	Yield	6.27	6.24	6.20	6.16	6.12	6.08	5.99
	WAL	13.48	6.70	4.20	3.00	2.30	1.88	1.35
	Mod Durn	8.85	5.31	3.59	2.66	2.08	1.72	1.26
	Principal Window	Jul17 - Sep22	Sep11 - Jun15	Nov09 - Oct11	Jan09 - Apr10	Jun08 - Mar09	Feb08 - Sep08	Sep07 - Feb08
	Principal # Months	63	46	24	16	10	8	6

A4 (@ par)	Yield	6.44	6.43	6.41	6.38	6.35	6.31	6.23
	WAL	19.72	12.02	7.53	5.00	3.65	2.69	1.87
	Mod Durn	10.87	8.10	5.76	4.14	3.15	2.40	1.71
	Principal Window	Sep22 - May30	Jun15 - Jun22	Oct11 - Jul17	Apr10 - Jun13	Mar09 - Jun11	Sep08 - Apr10	Feb08 - Oct08
	Principal # Months	93	85	70	39	28	20	9

A5 (@ par)	Yield	6.63	6.66	6.68	6.68	6.65	6.59	6.44
	WAL	26.48	20.16	14.60	10.80	7.64	5.22	2.47
	Mod Durn	12.25	10.83	9.05	7.43	5.73	4.23	2.21
	Principal Window	May30 - Dec35	Jun22 - Apr34	Jul17 - Jul29	Jun13 - Jul24	Jun11 - Nov20	Apr10 - Mar18	Oct08 - Apr09
	Principal # Months	68	143	145	134	114	96	7

A6 (@ par)	Yield	6.22	6.21	6.21	6.21	6.24	6.29	6.29
	WAL	9.53	7.89	7.03	6.54	6.24	6.09	4.40
	Mod Durn	6.80	5.95	5.46	5.17	4.98	4.88	3.70
	Principal Window	Aug09 - Oct35	Aug09 - Feb34	Aug09 - May29	Sep09 - May24	Nov09 - Sep20	Jan10 - Dec17	Apr09 - Aug14
	Principal # Months	315	295	238	177	131	96	65

M1 (@ par)	Yield	6.50	6.50	6.49	6.48	6.46	6.45	6.49
	WAL	17.74	11.36	7.88	5.92	4.86	4.31	4.17
	Mod Durn	9.99	7.46	5.73	4.60	3.95	3.60	3.54
	Principal Window	Apr16 - Dec35	Sep11 - May34	Dec09 - Oct29	Aug09 - Oct24	Oct09 - Jan21	Nov09 - Apr18	Apr10 - Sep14
	Principal # Months	237	273	239	183	136	102	54

M2 (@ par)	Yield	6.75	6.75	6.74	6.73	6.71	6.70	6.69
	WAL	17.74	11.37	7.88	5.91	4.82	4.22	3.82
	Mod Durn	9.80	7.36	5.67	4.55	3.89	3.51	3.26
	Principal Window	Apr16 - Jan36	Sep11 - Jun34	Dec09 - Nov29	Aug09 - Nov24	Sep09 - Feb21	Oct09 - May18	Dec09 - Oct14
	Principal # Months	238	274	240	184	138	104	59

M3 (@ par)	Yield	6.75	6.75	6.74	6.73	6.71	6.70	6.68
	WAL	17.74	11.36	7.88	5.91	4.80	4.16	3.62
	Mod Durn	9.80	7.36	5.67	4.55	3.88	3.47	3.10
	Principal Window	Apr16 - Jan36	Sep11 - Jul34	Dec09 - Jan30	Aug09 - Jan25	Aug09 - Mar21	Sep09 - Jun18	Oct09 - Oct14
	Principal # Months	238	275	242	186	140	106	61

Net WAC Table

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	5.02	33	7.30	65	7.30
2	4.83	34	7.30	66	7.30
3	4.96	35	7.30	67	7.30
4	4.95	36	7.30	68	7.30
5	5.09	37	7.30	69	7.30
6	5.10	38	7.30	70	7.30
7	5.18	39	7.30	71	7.30
8	5.47	40	7.30	72	7.30
9	5.37	41	7.30	73	7.30
10	5.53	42	7.30	74	7.30
11	5.58	43	7.30	75	7.30
12	5.74	44	7.30	76	7.30
13	5.80	45	7.30	77	7.30
14	5.91	46	7.30	78	7.30
15	6.06	47	7.30	79	7.30
16	6.13	48	7.30	80	7.30
17	6.28	49	7.30	81	7.30
18	6.36	50	7.30	82	7.30
19	6.48	51	7.30	83	7.30
20	6.65	52	7.30	84	7.30
21	6.73	53	7.30	85	7.30
22	6.87	54	7.30	86	7.30
23	6.99	55	7.30	87	7.30
24	7.13	56	7.30	88	7.30
25	7.27	57	7.30	89	7.30
26	7.30	58	7.30	90	7.30
27	7.30	59	7.30	91	7.30
28	7.30	60	7.30	92	7.30
29	7.30	61	7.30	93	7.30
30	7.30	62	7.30	94	7.30
31	7.30	63	7.30	95	7.30
32	7.30	64	7.30

Note: 1 month LIBOR = 5.51%
Note: Run at 100 PPC

Class I-A-1 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
1	5.59	5.59
2	5.59	20.08
3	5.59	20.08
4	5.59	20.08
5	5.59	20.08
6	5.59	20.08
7	5.59	20.08
8	5.59	20.08
9	5.59	20.08
10	5.59	20.08
11	5.59	20.08
12	5.59	20.08
13	5.59	20.08
14	5.59	20.08
15	5.59	20.08
16	5.59	20.08
17	5.59	20.08
18	5.59	20.08
19	5.59	20.08
20	5.59	20.08
21	5.59	20.08
22	5.59	20.08
23	5.59	20.08
24	5.59	20.08
25	5.59	20.08

Run at 100% PPC
* Note: One Month LIBOR = 5.51%
** Note: One Month LIBOR = 20.00%
** Includes Cap Agreement Payments

Excess Spread Table
Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)	Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)
1	5.510	1.49	1.49	49	5.517	1.14	1.14
2	5.537	1.24	1.25	50	5.526	1.14	1.14
3	5.536	1.32	1.33	51	5.533	1.14	1.14
4	5.540	1.24	1.25	52	5.539	1.14	1.14
5	5.552	1.31	1.33	53	5.544	1.14	1.14
6	5.559	1.23	1.25	54	5.548	1.14	1.14
7	5.543	1.24	1.26	55	5.548	1.14	1.14
8	5.528	1.44	1.45	56	5.551	1.14	1.14
9	5.515	1.25	1.26	57	5.550	1.14	1.14
10	5.493	1.32	1.32	58	5.549	1.14	1.14
11	5.464	1.27	1.26	59	5.547	1.14	1.14
12	5.442	1.33	1.31	60	5.544	1.14	1.14
13	5.419	1.28	1.26	61	5.543	1.14	1.14
14	5.393	1.28	1.26	62	5.541	1.14	1.14
15	5.371	1.32	1.29	63	5.542	1.14	1.14
16	5.362	1.28	1.25	64	5.544	1.13	1.13
17	5.360	1.30	1.27	65	5.545	1.13	1.13
18	5.353	1.26	1.23	66	5.548	1.13	1.13
19	5.347	1.25	1.23	67	5.552	1.13	1.13
20	5.343	1.28	1.26	68	5.556	1.13	1.13
21	5.339	1.23	1.21	69	5.561	1.13	1.13
22	5.341	1.23	1.22	70	5.568	1.13	1.13
23	5.344	1.20	1.20	71	5.574	1.13	1.13
24	5.347	1.20	1.19	72	5.581	1.13	1.13
25	5.352	1.18	1.18	73	5.586	1.13	1.13
26	5.356	1.18	1.18	74	5.591	1.12	1.12
27	5.362	1.18	1.18	75	5.597	1.12	1.12
28	5.372	1.18	1.18	76	5.600	1.12	1.12
29	5.388	1.17	1.17	77	5.605	1.12	1.12
30	5.398	1.17	1.17	78	5.609	1.12	1.12
31	5.401	1.18	1.18	79	5.611	1.12	1.12
32	5.405	1.18	1.18	80	5.615	1.11	1.11
33	5.410	1.18	1.18	81	5.618	1.11	1.11
34	5.418	1.19	1.19	82	5.621	1.11	1.11
35	5.425	1.19	1.19	83	5.623	1.11	1.11
36	5.432	1.19	1.19	84	5.628	1.11	1.11
37	5.439	1.20	1.20	85	5.633	1.11	1.11
38	5.445	1.16	1.16	86	5.636	1.10	1.10
39	5.451	1.16	1.16	87	5.641	1.10	1.10
40	5.456	1.16	1.16	88	5.643	1.09	1.09
41	5.464	1.15	1.15	89	5.647	1.09	1.09
42	5.470	1.15	1.15	90	5.649	1.09	1.09
43	5.474	1.15	1.15	91	5.649	1.08	1.08
44	5.482	1.15	1.15	92	5.651	1.08	1.08
45	5.487	1.14	1.14	93	5.653	1.08	1.08
46	5.493	1.14	1.14	94	5.652	1.07	1.07
47	5.500	1.14	1.14	95	5.651	1.07	1.07
48	5.508	1.14	1.14
Note: Run at 100 PPC
Note: Static One-Month LIBOR = 5.510%

Breakeven Losses
I-M-1
Loss Severity	30.00%	40.00%	50.00%
CDR	9.71%	6.94%	5.39%
Collateral Loss	8.07%	8.21%	8.28%

I-M-2
Loss Severity	30.00%	40.00%	50.00%
CDR	6.56%	4.79%	3.77%
Collateral Loss	5.88%	5.98%	6.04%

I-M-3
Loss Severity	30.00%	40.00%	50.00%
CDR	4.60%	3.41%	2.71%
Collateral Loss	4.33%	4.41%	4.47%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and Interest Advance

SUMMARY OF THE GROUP I MORTGAGE LOANS

Number of Group I Mortgage Loans:	1,525	Weighted Average FICO Score (1):	680
Aggregate Principal Balance:	$363,758,206	First Liens:	100.00%
		Fixed Non-Balloon Loans:	99.28%

Average Principal Balance:	$238,530	Purpose:
Low Principal Balance:	$30,347	Purchase:	54.08%
High Principal Balance:	$1,489,845	Refinance - Rate/Term:	7.92%
Weighted Average Coupon:	7.550%	Refinance - Cashout:	38.00%
Low Coupon:	5.500%
High Coupon:	10.500%	Property Type:
Weighted Average Stated Remaining Term:	352 months	Single Family Residence:	51.03%
Low Stated Remaining Term:	173 months	2-4 Family:	25.77%
High Stated Remaining Term:	359 months	PUD:	15.85%
Weighted Average Seasoning:	4 months	Condominium:	7.09%
Latest Maturity Date:	June 1, 2036	Cooperative:	0.26%
New York	20.73%
California	14.42%	Occupancy Status:
Florida	10.75%	Owner-Occupied:	70.22%
New Jersey	9.89%	Investment:	26.43%
		Second Home:	3.34%

Interest Only Loans:	50.30%	Documentation:
		Reduced/Limited:	48.98%
Weighted Average Original LTV:	75.52%	No Documentation:	12.21%
Low LTV:	16.81%	No Ratio:	19.60%
High LTV:	100.00%	Full/Alt:	10.41%
Weighted Average Effective LTV:	74.83%	Stated:	8.79%
Low Effective LTV:	16.81%
High Effective LTV:	83.25%	Weighted Average Prepayment Penalty Term:(2)	32 months
		Group I Mortgage Loans with Prepayment Penalties:	36.57%

(1)  For Group I Mortgage Loans for which a credit score was available.
(2)  For Group I Mortgage Loans with prepayment penalties only.

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Balloon 30/40	12	$2,620,323	0.72%	9.249%	682	77.62%	357
Fixed 15yr	35	6,752,260	1.86	6.540	692	61.41	177
Fixed 15yr - IO	2	334,400	0.09	6.955	733	77.08	176
Fixed 20yr	2	531,299	0.15	5.955	680	55.90	236
Fixed 25yr	1	422,865	0.12	6.500	653	80.00	298
Fixed 30yr	813	170,471,890	46.86	7.527	677	74.07	356
Fixed 30yr - IO	660	182,625,169	50.21	7.593	683	77.40	356
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Principal Balances at Origination of the Group I Mortgage Loans

Principal Balances at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	Percentage of Aggregate Original Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
1 - 50,000	17	$689,920	0.19%	8.385%	655	74.56%	336
50,001 - 100,000	260	19,862,399	5.45	7.721	686	74.38	348
100,001 - 150,000	265	33,515,992	9.20	7.602	682	75.34	351
150,001 - 200,000	239	41,881,282	11.49	7.465	680	74.58	352
200,001 - 250,000	196	44,009,867	12.08	7.543	680	75.94	351
250,001 - 300,000	158	43,407,141	11.91	7.537	678	76.54	351
300,001 - 350,000	98	31,891,772	8.75	7.418	678	76.45	355
350,001 - 400,000	83	31,109,562	8.54	7.516	674	76.55	354
400,001 - 450,000	51	21,687,140	5.95	7.523	681	75.74	355
450,001 - 500,000	49	23,238,256	6.38	7.809	670	77.08	356
500,001 - 550,000	23	12,061,300	3.31	7.480	680	77.79	355
550,001 - 600,000	29	16,749,700	4.60	7.536	669	76.45	356
600,001 - 650,000	18	11,322,798	3.11	7.487	707	74.13	356
650,001 - 700,000	4	2,729,100	0.75	7.755	668	75.07	357
700,001 - 750,000	5	3,658,000	1.00	7.549	730	70.36	357
750,001 - 800,000	12	9,280,000	2.55	7.657	681	76.22	357
800,001 - 850,000	3	2,477,000	0.68	7.503	691	68.45	357
850,001 - 900,000	7	6,189,000	1.70	7.808	710	76.75	329
900,001 - 950,000.	2	1,851,200	0.51	7.999	651	80.00	356
950,001 - 1,000,000	4	3,974,900	1.09	7.193	703	67.53	311
1,300,001 - 1,350,00	1	1,350,000	0.37	7.000	667	67.50	357
1,450,001 - 1,500,000	1	1,500,000	0.41	6.625	660	30.00	358
Total:	1,525	$364,436,329	100.00%	7.550%	680	75.52%	352

Remaining Principal Balance of the Group I Mortgage Loans

Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
1 - 50,000	18	$737,044	0.20%	8.309%	653	74.35%	337
50,001 - 100,000	260	19,854,409	5.46	7.719	686	74.42	348
100,001 - 150,000	264	33,334,953	9.16	7.604	681	75.33	351
150,001 - 200,000	239	41,786,903	11.49	7.465	680	74.58	352
200,001 - 250,000	198	44,423,295	12.21	7.539	679	75.96	351
250,001 - 300,000	156	42,830,130	11.77	7.540	679	76.52	351
300,001 - 350,000	98	31,841,398	8.75	7.418	678	76.45	355
350,001 - 400,000	83	31,067,180	8.54	7.516	674	76.55	354
400,001 - 450,000	51	21,651,626	5.95	7.523	681	75.74	355
450,001 - 500,000	50	23,712,621	6.52	7.789	669	77.35	356
500,001 - 550,000	22	11,547,960	3.17	7.506	683	77.27	356
550,001 - 600,000	29	16,724,313	4.60	7.536	669	76.45	356
600,001 - 650,000	18	11,313,213	3.11	7.487	707	74.13	356
650,001 - 700,000	4	2,726,098	0.75	7.755	668	75.07	357
700,001 - 750,000	5	3,649,723	1.00	7.549	730	70.36	357
750,001 - 800,000	12	9,272,989	2.55	7.657	681	76.22	357
800,001 - 850,000	3	2,474,896	0.68	7.503	691	68.45	357
850,001 - 900,000	7	6,169,095	1.70	7.808	710	76.75	329
900,001 - 950,000.	2	1,848,768	0.51	7.999	651	80.00	356
950,001 - 1,000,000	4	3,955,087	1.09	7.193	703	67.53	311
1,300,001 - 1,350,00	1	1,346,661	0.37	7.000	667	67.50	357
1,450,001 - 1,500,000	1	1,489,845	0.41	6.625	660	30.00	358
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Original Terms of the Group I Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
180	37	$7,086,660	1.95%	6.559%	694	62.15%	177
240	2	531,299	0.15	5.955	680	55.90	236
300	1	422,865	0.12	6.500	653	80.00	298
360	1,485	355,717,383	97.79	7.573	680	75.81	356
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Remaining Terms of the Group I Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
121 - 180	37	$7,086,660	1.95%	6.559%	694	62.15%	177
181 - 240	2	531,299	0.15	5.955	680	55.90	236
241 - 300	1	422,865	0.12	6.500	653	80.00	298
301 - 360	1,485	355,717,383	97.79	7.573	680	75.81	356
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Original Loan-to-Value Ratio of the Group I Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Less than or equal to 50.00	53	$10,642,873	2.93%	6.810%	674	40.07%	331
50.01 - 55.00	17	4,008,161	1.10	6.609	709	53.50	346
55.01 - 60.00	36	9,758,574	2.68	6.770	694	58.47	344
60.01 - 65.00	74	19,078,674	5.24	6.918	658	63.42	337
65.01 - 70.00	206	48,125,493	13.23	7.487	685	69.30	352
70.01 - 75.00	90	21,264,759	5.85	7.251	685	73.95	351
75.01 - 80.00	989	239,779,367	65.92	7.710	680	79.83	355
80.01 - 85.00	9	1,841,385	0.51	7.477	720	82.40	355
85.01 - 90.00	31	6,097,542	1.68	7.632	672	89.48	355
90.01 - 95.00	18	2,880,079	0.79	8.297	675	94.76	355
95.01 - 100.00	2	281,299	0.08	6.969	679	100.00	355
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Less than or equal to 50.00	51	$10,348,615	2.84%	6.816%	673	39.96%	330
50.01 - 55.00	16	3,908,508	1.07	6.605	707	53.48	346
55.01 - 60.00	35	9,535,352	2.62	6.770	696	58.44	344
60.01 - 65.00	58	14,471,160	3.98	6.799	658	63.12	331
65.01 - 70.00	90	24,005,945	6.60	7.141	682	68.61	347
70.01 - 75.00	68	15,257,081	4.19	7.073	671	73.13	350
75.01 - 80.00	321	69,124,841	19.00	7.521	673	78.82	354
80.01 - 85.00	22	6,486,784	1.78	7.585	688	73.20	357
85.01 - 90.00	214	52,404,251	14.41	7.789	676	78.98	356
90.01 - 95.00	205	51,134,964	14.06	7.864	693	79.69	356
95.01 - 100.00	445	107,080,705	29.44	7.735	683	79.16	355
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Mortgage Rate of the Group I Mortgage Loans

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
5.001 - 5.500	3	$1,657,845	0.46%	5.500%	774	73.51%	262
5.501 - 6.000	17	4,007,277	1.10	5.826	700	63.00	307
6.001 - 6.500	137	35,801,894	9.84	6.408	702	69.20	345
6.501 - 7.000	336	82,542,886	22.69	6.824	674	72.45	352
7.001 - 7.500	258	57,461,506	15.80	7.346	676	76.65	350
7.501 - 8.000	363	88,904,151	24.44	7.796	677	77.70	356
8.001 - 8.500	208	49,620,941	13.64	8.285	682	78.44	356
8.501 - 9.000	144	30,669,893	8.43	8.792	682	77.76	357
9.001 - 9.500	31	6,450,706	1.77	9.343	671	79.63	357
9.501 - 10.000	26	6,084,057	1.67	9.704	670	79.71	357
10.001 - 10.500	2	557,050	0.15	10.500	645	88.77	355
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

FICO Score at Origination of the Group I Mortgage Loans

FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Not Available	1	$65,127	0.02%	8.625%	0	95.00%	352
581 - 600	17	4,411,484	1.21	7.946	589	68.43	346
601 - 620	39	8,776,157	2.41	7.560	612	75.61	354
621 - 640	271	65,912,717	18.12	7.539	631	75.96	350
641 - 660	282	65,872,479	18.11	7.560	650	74.88	352
661 - 680	263	65,387,536	17.98	7.695	671	75.70	355
681 - 700	203	47,380,494	13.03	7.520	690	76.73	355
701 - 720	138	31,195,568	8.58	7.601	710	76.23	356
721 - 740	108	26,886,596	7.39	7.419	730	75.25	355
741 - 760	94	23,301,705	6.41	7.472	751	74.94	346
761 - 780	65	13,812,782	3.80	7.396	769	75.30	356
781 - 800	29	7,701,233	2.12	7.250	789	74.79	331
Greater than or equal to 801	15	3,054,327	0.84	6.997	806	68.49	340
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Full/Alt	191	$37,865,366	10.41%	7.073%	683	77.15%	353
No Ratio	280	71,310,403	19.6	7.789	691	77.10	352
No Documentation	214	44,420,456	12.21	7.583	679	70.52	351
Reduced/Limited	713	178,179,829	48.98	7.534	677	75.66	354
Stated	127	31,982,152	8.79	7.627	669	76.16	345
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Owner-Occupied	954	$255,449,020	70.22%	7.361%	675	75.35%	352
Investor	520	96,148,807	26.43	8.010	692	75.70	353
Second Home	51	12,160,379	3.34	7.893	700	77.58	356
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Purchase	821	$196,733,717	54.08%	7.776%	688	78.54%	355
Refinance - Cash Out	577	138,218,843	38.00	7.328	670	72.15	348
Refinance - Rate/Term	127	28,805,647	7.92	7.071	672	71.01	352
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Property Type of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Single Family	850	$185,637,489	51.03%	7.416%	675	75.03%	352
2-4 Family	297	93,729,268	25.77	7.919	685	75.46	354
PUD	232	57,649,023	15.85	7.253	687	76.96	350
Condominium	139	25,789,950	7.09	7.831	688	76.36	354
Cooperative	7	952,474	0.26	7.719	665	65.92	356
Total	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Geographic Distribution of the Group I Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
New York	210	$75,423,120	20.73%	7.454%	676	74.03%	354
California	154	52,437,817	14.42	7.204	683	72.49	348
Florida	180	39,108,942	10.75	7.741	679	76.83	355
New Jersey	129	35,974,048	9.89	7.830	677	75.28	347
Massachusetts	57	15,746,316	4.33	8.382	675	77.28	356
Arizona	65	14,528,167	3.99	7.335	691	78.07	356
Maryland	50	12,777,553	3.51	7.330	668	74.47	352
Virginia	52	12,086,564	3.32	7.372	680	77.57	350
Illinois	48	10,128,277	2.78	7.596	675	78.39	355
Nevada	38	9,564,809	2.63	7.061	686	72.91	353
Connecticut	44	7,863,495	2.16	8.242	672	76.15	357
North Carolina	58	7,249,111	1.99	7.173	682	78.99	355
Rhode Island	29	7,118,687	1.96	8.599	677	76.01	357
South Carolina	35	6,520,210	1.79	8.080	704	79.21	352
Texas	43	5,947,384	1.63	7.325	699	77.65	352
Oregon	31	5,581,995	1.53	7.019	682	77.96	347
Michigan	36	5,317,727	1.46	7.539	688	74.85	353
Georgia	32	4,380,740	1.20	7.849	669	78.48	356
New Hampshire	16	3,772,105	1.04	7.739	684	78.42	356
Pennsylvania	32	3,709,853	1.02	7.796	681	77.45	350
Ohio	26	3,553,616	0.98	7.166	688	73.34	356
Colorado	20	3,283,270	0.90	7.106	675	79.30	356
Washington	15	3,088,860	0.85	7.157	679	76.73	356
Maine	13	1,991,314	0.55	8.176	696	71.32	356
Missouri	18	1,805,079	0.50	8.219	669	75.70	356
Kentucky	8	1,505,230	0.41	7.639	684	76.83	345
Alabama	13	1,482,879	0.41	7.538	647	81.55	351
Hawaii	2	1,259,981	0.35	7.637	720	71.54	357
Indiana	9	1,143,511	0.31	7.361	695	75.40	356
Vermont	5	1,130,678	0.31	7.335	697	82.49	355
Arkansas	7	1,100,880	0.30	6.201	722	78.14	345
Utah	7	938,853	0.26	7.665	653	76.86	355
New Mexico	5	866,651	0.24	6.696	748	78.90	231
Minnesota	4	850,920	0.23	7.081	723	78.31	355
Tennessee	8	783,763	0.22	7.564	664	84.76	355
Louisiana	6	715,743	0.20	7.296	698	80.11	356
West Virginia	2	651,488	0.18	7.333	696	71.59	354
Wisconsin	4	587,900	0.16	7.518	688	78.08	354
Nebraska	3	324,504	0.09	7.680	661	80.00	356
Montana	1	316,000	0.09	6.875	640	80.00	356
Delaware	1	255,335	0.07	6.750	686	80.00	357
District of Columbia	1	219,173	0.06	7.500	675	41.51	355
Oklahoma	3	208,609	0.06	7.636	728	84.68	354
Wyoming	1	164,392	0.05	7.000	625	80.00	357
Iowa	2	124,208	0.03	7.264	669	81.68	355
Kansas	1	105,417	0.03	6.500	682	100.00	354
Mississippi	1	63,029	0.02	8.000	742	80.00	356
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352

Original Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Percentage of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
No Prepay Penalty	971	$230,742,744	63.43%	7.521%	680	75.71%	352
6	27	3,916,350	1.08	7.744	686	76.47	356
12	111	26,535,676	7.29	8.393	677	77.88	356
24	45	10,685,528	2.94	7.824	671	78.48	356
36	313	79,439,479	21.84	7.373	681	73.84	351
60	58	12,438,429	3.42	7.131	683	74.78	353
Total:	1,525	$363,758,206	100.00%	7.550%	680	75.52%	352